United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2004

Nature’s Sunshine Products, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 East 1700 South
Provo, Utah  84606

(Address of principal executive offices) (Zip Code)

(801) 342-4300

(Registrant’s telephone number, including area code)

Item 5.  Other Events.

On June 2, 2004, Nature’s Sunshine Products, Inc. issued a press release announcing the appointment of Franz L. Cristiani to its Board of Directors on May 28, 2004.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)                                  The following exhibit is being filed herewith:

99.1	Press release issued by Nature’s Sunshine Products, Inc. dated June 2, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2004

By:

NATURE’S SUNSHINE PRODUCTS, INC.

/s/ Craig D. Huff
Name:	Craig D. Huff
Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Number	Exhibit

99.1	Text of press release issued by Nature’s Sunshine Products, Inc. dated June 2, 2004.